UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report: April 30, 2015

(Date of earliest event reported)

CAFEPRESS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35468	94-3342816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

6901 A Riverport Drive, Louisville, Kentucky 40258

(Address of principal executive offices, including zip code)

(502) 995-2258

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2015, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of CafePress, Inc. (the “Company”) granted equity awards in the form of restricted stock units (“RSUs”) to our named executive officers, as follows:

Named Executive Officer	RSUs
Fred Durham	100,000
Garett Jackson	23,000
Maheesh Jain	23,000

The RSUs will begin to vest on April 30, 2015 over a four-year period in equal quarterly installments.

The Committee also approved non-qualified stock options to be granted on May 15, 2015 (the “Option Grant Date”), with an exercise price determined by the price of the Company’s common stock at the close of NASDAQ on the Option Grant Date, to our named executive officers, as follows:

Named Executive Officer	Non-qualified stock options
Fred Durham	243,000
Garett Jackson	54,500
Maheesh Jain	54,500

The non-qualified stock options will begin to vest on May 15, 2015 over a four-year period in equal monthly installments.

Item 8.01	Other Events.

On April 30, 2015, the Company announced that its Board has approved a stock repurchase program of up to twenty percent of the shares of common stock outstanding or an aggregate of 3.5 million shares of the Company’s common stock, whichever is less, over a period of one-year.

Any stock repurchases may be made through open market and privately negotiated transactions, or as otherwise may be determined by management, at times and in such amounts as management deems appropriate, and may or may not be made pursuant to one or more Rule 10b5-1 trading plans adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under a Rule 10b5-1 trading plan, the Company may repurchase its shares regardless of any subsequent possession of material nonpublic information. The timing and amount of stock repurchased, if any, will depend on a variety of factors including stock price, market conditions, corporate and regulatory requirements (including applicable securities laws and regulations and the rules of The NASDAQ Stock Market), any additional constraints related to material inside information the Company may possess, and capital availability.

The Company has no commitment to make any repurchases. The repurchase program may be modified, extended or terminated by the Board of Directors at any time and there is no guarantee of the number of shares, if any, that will be repurchased under the program. The repurchase is expected be funded by cash on hand.

A copy of the press release is attached hereto as Exhibit 99.1.

Forward Looking Statements

This Item 8.01 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including statements regarding the Company’s stock repurchase program. These forward-looking statements are subject to involve risks and uncertainties. These forward-looking statements may be identified by terms such as “expect,” “may,” “continues,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the anticipated amount, duration, methods, timing and other aspects of our stock repurchase program and any anticipated benefits or value resulting from any such repurchases. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, any unforeseen need for capital which may require us to divert funds we may have otherwise used for the stock repurchase program, may in turn negatively impact our ability to administer the repurchase of our common stock. In addition, the timing and amount of future stock repurchases, if any, will be made as management deems appropriate and will depend on a variety of factors including stock price, market conditions, corporate and regulatory requirements (including applicable securities laws and regulations and the rules of The NASDAQ Stock Market), any additional constraints related to material inside information the Company may possess, and capital availability. More information regarding these and other risks, uncertainties and factors is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC, and in other reports filed by the Company with the SEC from time to time. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of the date stated and unless required by law, CafePress undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of CafePress Inc., dated May 4, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 4, 2015	CafePress Inc.

	By:	/s/ Garett Jackson
Garett Jackson
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of CafePress Inc., dated May 4, 2015.

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